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                     LUSE LEHMAN GORMAN POMERENK & SCHICK
                          A PROFESSIONAL CORPORATION
                               ATTORNEYS AT LAW

                    5335 WISCONSIN AVENUE, N.W., SUITE 400
                            WASHINGTON, D.C.  20015

                             --------------------

                           TELEPHONE (202) 274-2000
                           FACSIMILE (202) 362-2902


                                                     WRITER'S DIRECT DIAL NUMBER

                                                           (202) 274-2000

September 17, 1998


The Board of Directors
Pathfinder Bancorp, Inc.
214 West First Street
Oswego, New York 13126


     RE:  PATHFINDER BANCORP, INC.
          COMMON STOCK PAR VALUE $.10 PER SHARE
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Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the offer and sale (the "Offering") of Pathfinder Bancorp, Inc. (the "Company") Common Stock, par value $.10 per share ("Common Stock"). We have reviewed the Company's Certificate of Incorporation, Registration Statement on Form S-2 ("Form S-2"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     We are of the opinion that upon the declaration of effectiveness of the Form S-2, the Common Stock, when sold, will be legally issued, fully paid and non-assessable.

     This Opinion has been prepared for the use of the Company in connection with its registration statement on Form S-2, and we hereby consent to the filing of this Opinion as an exhibit to such registration statement and to our firm being referenced under the caption "Legal Matters."

                         Very truly yours,

                         Luse Lehman Gorman Pomerenk & Schick
                         A Professional Corporation


                         /s/ Alan Schick
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                         By: Alan Schick